EXHIBIT 32

Certification Pursuant to Rule 13a-14(b)
under the Securities Exchange Act of 1934 and
Section 1350, Chapter 63 of Title 18, United States Code

Pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 and section 1350, chapter 63 of title 18, United States Code, each of the undersigned officers of Weyerhaeuser Company, a Washington corporation (the “Company”), hereby certifies that:

The Company’s Quarterly Report on Form 10-Q dated November 4, 2004, (the “Form 10-Q”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Steven R. Rogel

Steven R. Rogel
Chairman, President and Chief Executive Officer
Dated: November 4, 2004

/s/ Richard J. Taggart

Richard J. Taggart
Executive Vice President and Chief Financial Officer
Dated: November 4, 2004

     The foregoing certification is being furnished solely pursuant to Rule 13a-14(b) under the Securities Act of 1934 and section 1350, chapter 63 of title 18, United States Code and is not being filed as part of the Form 10-Q or as a separate disclosure document.